CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No 333-234133) of Loop Industries Inc. of our report dated May 4, 2020 relating to the financial statements, which appears in Loop Industries Inc.'s Annual Report on Form 10-K for the year ended February 29, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Montréal, Canada
May 4, 2020

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.
1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca